Exhibit 99.B(p)(2)

SEI INVESTMENTS DISTRIBUTION CO.

RULE 17j-1 CODE OF ETHICS

A copy of this Code may be accessed on the SEI intranet site under the Corporate Governance section.

This is an important document. You should take the time to read it thoroughly before you submit the required annual certification.

Any questions regarding this Code of Ethics should be referred to a member of the SIDCO Compliance Department

December 18, 2012

Doc # 41236

TABLE OF CONTENTS

I.                                   General Policy

II.                              Code of Ethics

A.                                    Purpose of Code

B.                                    Employee Categories

C.                                    Prohibitions and Restrictions

D.                                    Pre-clearance of Personal Securities Transactions

E.                                     Reporting Requirements

F.                                      Detection and Reporting of Code Violations

G.                                    Violations of the Code of Ethics

H.                                   Confidential Treatment

I.                                        Recordkeeping

J.                                        Definitions Applicable to the Code of Ethics

III.                         Exhibits — Code of Ethics Reporting Forms

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I. GENERAL POLICY

SEI Investments Distribution Co. (“SIDCO”) serves as principal underwriter for investment companies that are registered under the Investment Company Act of 1940 (“Investment Vehicles”). In addition, certain employees of SIDCO may serve as directors and/or officers of certain Investment Vehicles. This Code of Ethics (“Code”) sets forth the procedures and restrictions governing personal securities transactions for certain SIDCO personnel.

SIDCO has a highly ethical business culture and expects that its personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SIDCO personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm’s clients.

Pursuant to this Code, SIDCO personnel, their family members, and other persons associated with SIMC may be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Each person subject to this Code must read and retain a copy of this Code and agree to abide by its terms. Failure to comply with the provisions of this Code may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, penalties, dismissal, substantial personal liability and/or referral to regulatory or law enforcement agencies.

Please note that employees and registered representatives of SIDCO are subject to the supervisory procedures and other policies and procedures of SIDCO, and are also subject to the Code of Conduct of SEI Investments Company, which is the parent company of SIDCO. The requirements and limitations of this Code of Ethics are in addition to any requirements or limitations contained in these other policies and procedures. All employees are required to comply with federal securities laws and any regulations set forth by self-regulatory organizations (NASD, MSRB, etc.) of which SIDCO is a member.

Any questions regarding this Code of Ethics should be directed to a member of the SIDCO Compliance Department.

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II. CODE OF ETHICS

A. Purpose of Code

This Code is intended to conform to the provisions of Section 17(j) of the Investment Company Act of 1940 (“the 1940 Act”), as amended, and Rule 17j-1 thereunder, as amended, to the extent applicable to SIDCO’s role as principal underwriter to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Certain SIDCO personnel will be subject to various requirements based on their responsibilities within SIDCO and accessibility to certain information. Those functions are set forth in the categories below.

B. Access Persons

(1)         any director, officer or employee of SIDCO who serves as a director or officer of an Investment Vehicle for which

SIDCO serves as principal underwriter;

(2)         any director or officer of SIDCO who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by an Investment Vehicle for which SIDCO serves as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Investment Vehicle regarding the purchase or sale of a Covered Security.

C. Prohibitions and Restrictions

1.                                     Prohibition Against Fraud, Deceit and Manipulation

Access Persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle for which SIDCO serves as principal underwriter:

(a)         employ any device, scheme or artifice to defraud the Investment Vehicle;

(b)         make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(c)          engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

(d)         engage in any manipulative practice with respect to the Investment Vehicle.

2.                           Excessive Trading of Mutual Fund Shares

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SEI INVESTMENTS DISTRIBUTION CO.
CODE OF ETHICS EXHIBITS

Exhibit 1	Account Opening Letters to Brokers/Dealers

Exhibit 2	Initial Holdings Report

Exhibit 3	Quarterly Transaction Report

Exhibit 4	Annual Securities Holdings Report

Exhibit 5	Annual Compliance Certification

Exhibit 6	SIDCO Client List

EXHIBIT 1

Date:

Your Broker

street address

city, state zip code

Re: Your Name

          your S.S. number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution Co. Please send duplicate statements only of this brokerage account to the attention of:

SEI Investments Distribution Co.
Attn: The Compliance Department
One Freedom Valley Drive
Oaks, PA 19456

This request is made pursuant to SEI’s Code of Ethics. Thank you for your cooperation.

Sincerely,

Your name

Date:

[Address]

Re: Employee Name

       Account #

SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Distribution Co. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send duplicate statements only of this employee’s brokerage account to:

SEI Investments Distribution Co.
Attn: The Compliance Department
One Freedom Valley Drive
Oaks, PA 19456

This request is made pursuant to SEI’s Code of Ethics. Thank you for your cooperation.

Sincerely,

SEI Compliance Officer

EXHIBIT 2

SEI INVESTMENTS DISTRIBUTION CO.

INITIAL HOLDINGS REPORT

Name of Reporting Person:

Date Person Became Subject to the Code’s Reporting Requirements:

Information in Report Dated as of:

Date Report Due:

Date Report Submitted:

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Name of Broker, Dealer or Bank Where Security Held

If you have no securities holdings to report, please check here.

Securities Accounts

Name of Broker, Dealer or Bank	Account Number	Names on Account	Type of Account

If you have no securities accounts to report, please check here.

I certify that I have included on this report all securities holdings and accounts in which I have a direct or indirect beneficial interest and required to be reported pursuant to the Code of Ethics and that I will comply with the Code of Ethics.

Signature:	Date:

Received by:

EXHIBIT 3

SEI INVESTMENTS DISTRIBUTION CO.
QUARTERLY TRANSACTION REPORT

Transaction Record of Securities Directly or Indirectly Beneficially
Owned For the Quarter Ended

Name:

Submission Date:

Securities Transactions

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here.

NOTE: Trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code and do not have to be reported here. Any trades in SEI Funds done in a different channel must be reported.

This report is required of all officers, directors and certain other persons under Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers’ acceptances, certificates of deposit, commercial paper or open-end investment companies other than Reportable Funds. The report must be returned within 30 days of the applicable calendar quarter end. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Account Number	Names on Account	Date Account was Established	Type of Account

If you did not establish a securities account during the quarter, please check here.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SIDCO Code of Ethics. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:

Received by:

EXHIBIT 4

SEI INVESTMENTS DISTRIBUTION CO.
ANNUAL SECURITIES HOLDINGS REPORT
As of December 31,

Name of Reporting Person:

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Name of Broker, Dealer or Bank Where Security Held

If you had no securities holding to report this year, please check here.

Securities Accounts

If you established an account during the year, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Account Number	Names on Account	Type of Account

If you have no securities accounts to report this year, please check here.

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

Signature	Received by

Date

Note: Do not report holdings of U.S. Government securities, bankers’ acceptances, certificates of deposit, commercial paper and mutual funds other than Reportable Funds.

EXHIBIT 5

SEI INVESTMENTS DISTRIBUTION CO.
RULE 17J-1 CODE OF ETHICS

ANNUAL COMPLIANCE CERTIFICATION

Please return the signed form via email or

interoffice the form to SEI Compliance Department – Meadowlands Two

1.                  I hereby acknowledge receipt of a copy of the Code of Ethics.

2.                  I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SIDCO Compliance Officer and have received a satisfactory response[s].

3.                  For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.

Print Name:

Signature:

Date:

Received by SIDCO:

EXHIBIT 6

As of December 18, 2012, SIDCO acts as distributor for the following:

SEI Daily Income Trust

SEI Liquid Asset Trust

SEI Tax Exempt Trust

SEI Institutional Managed Trust

SEI Institutional International Trust

The Advisors’ Inner Circle Fund

The Advisors’ Inner Circle Fund II

Bishop Street Funds

SEI Asset Allocation Trust

SEI Institutional Investments Trust

CNI Charter Funds

Causeway Capital Management Trust

ProShares Trust

ProShares Trust II

Community Reinvestment Act Qualified Investment Fund

SEI Alpha Strategy Portfolios, LP

TD Asset Management USA Funds

SEI Structured Credit Fund LP

Wilshire Mutual Funds, Inc.

Wilshire Variable Insurance Trust

Global X Funds

Exchange Traded Concepts Trust (f/k/a FaithShares Trust)

Schwab Strategic Trust

RiverPark Funds

Adviser Managed Trust Fund

Huntington Strategy Shares

New Covenant Funds

Cambria ETF Trust

Pyxis Funds I

KKR Series Trust

KKR Alternative Corporate Opportunities Fund

KKR Alternative Corporate Opportunities Fund P

KraneShares Trust